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                                                                    EXHIBIT 23.2


                                   CONSENT


We consent to the use in this Registration Statement of Regions Financial Corporation on Form S-4 of our report dated February 9, 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
February 24, 1997